                                                              EXHIBIT (8)(r)(ii)

                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

American General Life Insurance Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Amended and Restated Participation Agreement ("Agreement") dated October 2, 2000, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment No. 1 be effective as of October 1, 2001.


AMERICAN GENERAL LIFE INSURANCE COMPANY


By:
   -------------------------------------
   Name:
   Title:


VARIABLE INSURANCE PRODUCTS FUND II


By:
   -------------------------------------
   Robert C. Pozen
   Senior Vice President


FIDELITY DISTRIBUTORS CORPORATION


By:
   -------------------------------------
   Mike Kellogg
   Executive Vice President

                                   Schedule A

                   Separate Accounts and Associated Contracts
                            (As of October 1, 2001)

Name of Separate Account and                   Policy Form Numbers of Contracts
Date Established by Board of Directors         Funded By Separate Account
--------------------------------------         --------------------------------

American General Life Insurance Company        91010
Separate Account D (November 13, 1973)         91011
                                               93020
                                               93021
                                               98020

American General Life Insurance Company        99301
Separate Account VL-R (May 6, 1997)            97600
                                               97610
                                               00600
                                               99206
                                               01206

American General Life Insurance Company        98075
Separate Account VL-U LIS (October 19, 1998)   98070